                                  POWER OF ATTORNEY


KNOW ALL BY THESE PRESENTS:



    That I, John Tirelli of Bronkhaus, NY, as a trustee of THE PALLADIAN TRUST, do hereby make, constitute and appoint as my true and lawful attorneys in fact H. Michael Schwartz and Christopher E. Palmer, or either of them severally for me and in my name, place and stead to sign registration statements under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any and all amendments thereto executed on behalf of THE PALLADIAN TRUST, and filed with the Securities and Exchange Commission.

    IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of April, 1997.


                                         /s/ John Tirelli
                                  ---------------------------------
                                             Signature


    On this 29th day of April, 1997, before me personally appeared John Tirelli, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.

                                        /s/ Melissa Nelson
                                  ---------------------------------
                                           Notary Public